UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2007

MACQUARIE INFRASTRUCTURE COMPANY LLC

 (Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 231-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS
This filing contains forward-looking statements. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond the Company’s control including, among other things: its ability to successfully integrate and manage acquired businesses, including the ability to retain or replace qualified employees, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance debt, and implement its strategy; decisions made by persons who control its investments including the distribution of dividends; its regulatory environment for purposes of establishing rate structures and monitoring quality of service; changes in general economic or business conditions, or demographic trends, including changes to the political environment, economy, tourism, construction and transportation costs, changes in air travel, automobile usage, fuel and gas costs, including the ability to recover increases in these costs from customers; reliance on sole or limited source suppliers, particularly in our gas utility business; foreign exchange fluctuations; environmental risks; and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

Section 2 - Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Airport Services Business

On September 27, 2007, Atlantic Aviation FBO, Inc. (“Atlantic”), a wholly-owned subsidiary of Macquarie Infrastructure Company LLC (“MIC”), entered into a loan agreement with DEPFA BANK plc, as administrative agent, mandated lead arranger, book runner and issuing bank, and the other lenders named therein, to provide, on a senior secured basis, a term loan facility of $900.0 million, plus a $50.0 million capital expenditure facility and a $20.0 million revolving facility. Atlantic expects to draw down approximately $905.0 million on the new facilities in October.

Atlantic expects to use the proceeds of the term loan to:

▪	Repay its existing term loan facility of $512.5 million;

▪	Repay Mercury Air Centers Inc.’s (“Mercury”) term loan facility of $192.0 million;

▪	Repay SJJC Aviation Services, LLC’s (“SJJC”) term loan facility of $80.0 million;

▪	Make a deposit into the debt service reserve required under the new term loan;

▪
Make a one-off distribution to MIC, principally to repay a portion of MIC’s equity funding of the Mercury and SJJC acquisitions. MIC expects to acquire the remaining 11% equity in Mercury early October, prior to closing on the Atlantic facility, for an estimated total purchase price (including costs and expenses) of $29.0 million, which it intends to fund through borrowings under its revolving acquisition facility. As a result, the distribution to MIC will repay in full expected borrowings of approximately $89.0 million (which also includes $60.0 million drawn for equity funding of the SJJC acquisition) under MIC’s revolving acquisition facility; and

▪	Pay for costs and expenses incurred in connection with the credit facility;

Atlantic expects to use $5.2 million of initial proceeds from the capital expenditure term loan to repay existing capital expenditure loans under the SJJC and Mercury capital expenditure facilities.

Material terms of the new facilities are as follows:

Borrower	Atlantic
Facilities	▪ $900.0 million term loan facility ▪ $50.0 million capital expenditure facility ▪ $20.0 million revolving working capital and letter of credit facility
Amortization	Payable at maturity 100% of excess cash flow in years 6 and 7 used to pre-pay loans
Interest type	Floating
Interest rate and fees
▪  Years 1-5:
o  LIBOR plus 1.5% or
o  Base Rate (for revolving facility only): 0.5% above the greater of: (i) the prime rate or (ii) the federal funds rate plus 0.5%
▪  Years 6-7:
o  LIBOR plus 1.625% or
o  Base Rate (for revolving facility only): 0.625% above the greater of: (i) the prime rate or (ii) the federal funds rate plus 0.5%
▪  Commitment fee: 0.4% on the undrawn portion.

Maturity	7 years from closing date
Mandatory prepayment
▪  With net proceeds that exceed $1,000,000 from the sale of assets not used for replacement assets;
▪  With proceeds of any non-allowed indebtedness;
▪  With insurance proceeds that exceed $1,000,000 not used to repair, restore or replace assets;
▪  With excess cash flow, in the event that distribution conditions are not met for two consecutive quarters;
▪  With any FBO lease termination payments received;
▪  With excess cash flow in years 6 and 7.

Optional repayment
All Facilities: prepayment without penalty with the following conditions:
▪  Term loan facility: minimum repayment amount of $5,000,000 and increments of $1,000,000;
▪  Capital expenditure facility: minimum repayment amount of $1,000,000 and increments of $500,000; and
▪  Revolving facility: minimum repayment amount of $100,000 and increments of $50,000

Distribution covenant
Distributions permitted if the following conditions are met:
▪  Backward and forward debt service coverage ratio greater than 1.6x;
▪  No default;
▪  All mandatory prepayments have been made;
▪  Debt service reserve is fully funded;
▪  Minimum EBITDA conditions met;
▪  No revolving loans outstanding.

Mandatory debt service	Mandatory debt service includes interest, commitment fee, letter of credit fees and hedging obligations.
Collateral
First lien on the following (with limited exceptions):
▪  Project revenues;
▪  Equity of the Borrower and its subsidiaries;
▪  Substantially all assets of the business; and
▪  Insurance policies and claims or proceeds.

The facility includes events of default, representations and warranties and other covenants that are customary for facilities of this type. A change of control will occur if the Macquarie Group, or any fund or entity managed by the Macquarie Group, fails to control Atlantic.

Atlantic anticipates entering into interest rate swaps hedging 100% of the interest rate exposure under the $900.0 million term loan portion of the facility for the initial five years of the facility.

Macquarie Securities (USA) Inc. (“MSUSA”) is acting as financial advisor to MIC on the transaction and MIC expects to pay up to approximately $5.2 million in fees to MSUSA, including approximately $350,000 relating to the Mercury option exercise. MSUSA is a subsidiary of Macquarie Bank Limited, the parent company of MIC’s Manager.

Macquarie District Energy, Inc.

On September 21, 2007, Macquarie District Energy, Inc. (“MDE”), a wholly-owned subsidiary of Macquarie Infrastructure Company LLC (“MIC”), entered into a loan agreement with Dresdner Bank AG New York Branch, as administrative agent, and LaSalle Bank National Association, as issuing bank, to provide, on a senior secured basis, term loan financing of $150.0 million, plus a $20.0 million capital expenditure term facility and a $18.5 million revolving facility. On September 26, 2007, MDE drew down $150.0 million in term loans, at the LIBOR rate of 5.13%, and applied the funds to repay its outstanding senior notes and revolver (including a make whole payment, accrued interest and fees) and transaction costs. MDE also utilized $7.1 million of the revolving credit facility to issue existing letters of credit.

Material terms of the facility are as follows:

Borrower	MDE
Facilities	▪ $150.0 million of term loan facility ▪ $20.0 million of capital expenditure facility ▪ $18.5 million of revolver facility
Amortization	Payable at maturity
Interest type	Floating
Interest rate and fees	▪ Interest rate: o LIBOR plus 0.90% or o Base Rate (n/a to term loan facility): 0.5% above the greater of the prime rate or the federal funds rate ▪ Commitment fee: 0.3% on the undrawn portion.
Maturity	7 years from closing date; 5 years from closing date for the revolver facility
Mandatory prepayment
▪  With net proceeds that exceed $1,000,000 from the sale of assets not used for replacement assets;
▪  With insurance proceeds that exceed $1,000,000 not used to repair, restore or replace assets;
▪  In the event of a change of control;
▪  In years 6 and 7, with 100% of excess cash flow applied to repay the term loan and capital expenditure facilities unless a contract extension condition is met;
▪  With net proceeds from equity and certain debt issuances; and
▪  With net proceeds that exceed $1,000,000 in a fiscal year from lease terminations that are not reinvested.

Optional repayment	All Facilities: prepayment without penalty with minimum repayment amount of $500,000 and increments of $100,000
Distribution covenant
Distributions permitted if the following conditions are met:
▪  Backward interest coverage ratio greater than 1.5x;
▪  Leverage ratio (funds from operations to net debt) for the previous 12 months equal to or greater than 5.5% in years 1 and 2 and thereafter equal to or greater than 6.0%;
▪  No termination, non-renewal or reduction in payment terms under the service agreement with the Planet Hollywood (formerly Aladdin) hotel, casino and the shopping mall, unless MDE meets certain financial conditions on a projected basis, including through prepayment; and
▪  No default or event of default.

Mandatory debt service	Mandatory debt service includes interest, commitment fee, letter of credit fees, Administrative Agent’s Fee and hedging obligations.
Collateral
First lien on the following (with limited exceptions):
▪  Project revenues;
▪  Equity of the Borrower and its subsidiaries;
▪  Substantially all assets of the business; and
▪  Insurance policies and claims or proceeds.

The facility includes events of default, representations and warranties and other covenants that are customary for facilities of this type. A change of control will occur if the Macquarie Group, or any fund or entity managed by the Macquarie Group, fails to control MDE.

MDE has entered into interest rate swaps hedging 100% of the interest rate exposure under the $150.0 million term loan portion of the facility that effectively fixes the interest rate for the terms loans at 5.07% (not including the margin).

Macquarie Securities (USA) Inc. (“MSUSA”) is acting as financial advisor to MIC on the transaction and MIC expects to pay approximately $1.4 million in fees to MSUSA. MSUSA is a subsidiary of Macquarie Bank Limited, the parent company of MIC’s Manager.

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.

On September 27, 2007, MIC issued a press release related to the foregoing. A copy of the press release is attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, is being furnished under this Current Report on Form 8-K. It is not “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Loan Agreement dated as of September 21, 2007 among Macquarie District Energy, Inc., Dresdner Bank AG New York Branch, as administrative agent and LaSalle Bank National Association, as issuing bank.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date: September 27, 2007	By:	/s/ Peter Stokes
Name: Peter Stokes
Title: Chief Executive Officer